UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2021

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BOX	New York Stock Exchange , Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 1.01	Entry into a Material Definitive Agreement.

On July 26, 2021, Box, Inc., a Delaware corporation (the “Company”) entered into Amendment No. 4 to the Credit Agreement dated as of November 27, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), between the Company and Wells Fargo Bank, National Association. The amendment, among other changes, (a) decreases the revolving commitments from $100.0 million to $65.0 million, (b) extends the maturity date of borrowings under the Credit Agreement from July 12, 2022 to July 26, 2024, (c) amends the financial covenants to provide for a maximum senior secured leverage ratio of 3.00 to 1.00, a maximum total leverage ratio of 6.00 to 1.00 and a minimum interest coverage ratio of 3.00 to 1.00, in each case, determined in accordance with the terms of the Credit Agreement, and (d) amends certain of the covenants to provide the Company with greater flexibility to, among other things, consummate acquisitions, grant liens, pay dividends and distributions, repurchase its equity interests, make investments and dispose of assets. In addition, pursuant to the amendment, the revolving loans will accrue interest at a prime rate plus a margin ranging from 0.15% to 0.65% or, at the Company’s option, a LIBOR rate (based on one, three or six-month interest periods) plus a margin ranging from 1.15% to 1.65%, in each case determined based on the Company’s senior secured leverage ratio. As of July 26, 2021, there was $30 million in revolving loans outstanding and $19 million in letters of credit issued under the Credit Agreement.

Additional details of the Credit Agreement were previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 29, 2017 and July 12, 2019, and are incorporated herein by reference.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the amendment, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 4 to Credit Agreement, dated as of July 26, 2021, by and between Box, Inc. and Wells Fargo Bank, National Association.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.
Date: July 27, 2021
	By:	/s/ Dylan Smith
Dylan Smith Chief Financial Officer